EXHIBIT II
POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that:

(i)           each of the undersigned hereby constitutes and appoints John Richardson, Lawrence E. Mock, Jr., Zuri Briscoe, David M. Eaton and Richard Cicchillo Jr., and each of them, with full authority to act without the others, as the true and lawful attorneys-in fact of each of the undersigned; and

(ii)          each undersigned hereby constitutes and appoints each other undersigned, with full authority to act without the others, as such undersigned’s true and lawful attorneys-in-fact,

in each case, to:

(1)          execute for and on behalf of each of the undersigned, in each undersigned’s capacity as a possible actual or deemed beneficial owner of securities subject to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of HireRight, Inc. (the “Company”), Schedules 13D and/or 13G, and any successor forms or schedules, under the Exchange Act and the rules and forms thereunder, and any amendments thereto;

 (2)         do and perform any and all acts for and on behalf of each or any of the undersigned which may be necessary or desirable to complete and execute any such Schedules 13D and/or 13G, or successor forms or schedules, and amendments thereto, file such forms with the United States Securities and Exchange Commission and any stock exchange or similar authority or organization; and

(3)          take any other action of any type whatsoever in connection with the foregoing which, in the opinion of any of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required of, each or any of the undersigned, it being understood that the documents executed by any of such attorneys-in-fact on behalf of each or any of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as any of such attorneys-in-fact may approve in the sole discretion of any of such attorneys-in-fact.

Each of the undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as each of the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that any of such attorneys-in-fact, or the substitute or substitutes of any of such attorneys-in-fact, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  Each of the undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of each of the undersigned, are not assuming, nor is the Company assuming, the responsibilities to comply with Section 13 of the Exchange Act of each or any of the undersigned.

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This Power of Attorney shall remain in full force and effect with respect to an undersigned until such undersigned is no longer required to file Schedules 13D and/or 13G with respect to such undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by such undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, each of the undersigned has caused this Power of Attorney to be executed as of this 8th day of February 2008.

NCP-1, L.P.
By:	MV-I GP, LLC, its general partner
By:	Navigation Capital Partners III, L.P., its sole member
By:	NCP General Partner III, LLC, its general partner

	By:	/s/ John Richardson
John Richardson

	By:	/s/ Lawrence E. Mock, Jr.
Lawrence E. Mock, Jr.
its members and managers

MV-I GP, LLC
By:	Navigation Capital Partners III, L.P., its sole member
By:	NCP General Partner III, LLC, its general partner

	By:	/s/ John Richardson
John Richardson

	By:	/s/ Lawrence E. Mock, Jr.
Lawrence E. Mock, Jr.
its members and managers

Navigation Capital Partners III, L.P.
By:	NCP General Partner III, LLC, its general partner

	By:	/s/ John Richardson
John Richardson

	By:	/s/ Lawrence E. Mock, Jr.
Lawrence E. Mock, Jr.
its members and managers

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NCP General Partner III, LLC

By:	/s/ John Richardson
John Richardson

By:	/s/ Lawrence E. Mock, Jr.
Lawrence E. Mock, Jr.
its members and managers

/s/ John Richardson
John Richardson

/s/ Lawrence E. Mock, Jr.
Lawrence E. Mock, Jr.

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